Exhibit 10.3

May 31st, 2021

Les Systèmes d’Écran Strong/MDI Inc.

Strong/MDI Screen Systems Inc.

1440 rue Raoul-Charette

Joliette, Quebec

Canada

J6E 8S7

Attention:

Mr. Mark Roberson, Chief Executive Officer

Mr. Francois Barrette, General Manager

Ms. Vicky Therien, Controller

Respected sir and madam:

We are pleased to establish the following credit facilities. Each credit offered is referred to as a “Facility”.

A. Revolving Line of Credit Facility

Credit Limit:	CDN $2,000,000.

Purpose:	This revolving line of credit is to be used for: Day to day operating requirements under Business Operating Account # 01081 / 88-03218.

Description:	A revolving demand credit. Principal that is borrowed and repaid may be re-borrowed up to the above Credit Limit

Rate:	Prime Rate plus 0.00 % per annum.

Repayment:	On demand.

Borrowing Base Requirement;	The total amount available under this Facility shall be calculated as the lesser of: a) The Credit Limit noted above; and b) The sum of:

i.	80* of Eligible Account Receivable Value which includes all Account Receivable domestic and foreign, plus,

ii.	50* of Eligible Inventory Value (Raw materials and Finished goods) subject to an inventory cap of 1,000,000 $, less,

iii.	Prior Ranking Claims.

Conditions:

It is understood that all Account Receivable generated from direct or indirect Affiliated company will not be considered as Eligible Account Receivable. This includes Accounts Receivables generated through MDI USA.

It Is understood that Accounts Receivables owed from IMAX (Canada) shall be considered eligible with aging up to 120 days.

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B. Installment Loan Facility

Loan Amount: (rounded to the nearest dollar)	CDN $ 5,075,000.

Purpose:	This Facility is to be used for: Loan M 01081 /8581053 required originally for the amount of $6,000,000 to finance building located at 1440 rue Raoul-Charette, Joliette, Quebec, Canada. A first disbursement of $3,500,000 has been made on April 24,2018 and a second of $1,000,000 made on December 21”, 2018 . The amount of $1,500,000 still available for disbursement upon client’s request. Further disbursement of this loan is available for working capital needs and capital expenditure.

Description	A non-revolving Demand Instalment Loan. Principal that is repaid is not available to be re-borrowed.

Rate:	Prime Rate plus 0.50% per annum.

Last Regular Scheduled Payment Date:	April 24, 2038 if the loan is disbursed in full.

Repayment:

On demand. Until demand, this Facility is repayable as follows:

203 regular monthly payments of CDN $25,000.00 each, plus accrued Interest payable monthly.

The first / next regular instalment payment is due on June 24,2021 and the last regular instalment payment plus any outstanding principal and interest and any other amount due but unpaid with respect to this Facility are due on the Last Regular Scheduled Payment Date.

You may only prepay this Facility in accordance with Schedule A.

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C. Installment Loan Facility

Loan Amount: (rounded to the nearest dollar)	CDN$ 458,333.

Purpose:	This Facility is to be used for: Loan # 01081/8581150 required originally for the amount of $500,000 to finance equipment.

Description:	A non-revolving Demand Instalment Loan. Principal that is repaid is not available to be re-borrowed.

Rate:	Prime Rate plus 0.50 X per annum.

Last Regular Scheduled Payment Date:	December 2,2025

Repayment:

On demand. Until demand, this Facility is repayable as follows:

55 regular monthly payments of CDN $8,333.33 each, plus accrued interest payable monthly.

The first / next regular instalment payment is due on June 2, 2021 and the last regular instalment payment plus any outstanding principal and interest and any other amount due but unpaid with respect to this Facility are due on the Last Regular Scheduled Payment Date.

You may only prepay this Facility in accordance with Schedule A.

D. Business Credit Card Facility

Credit Limit:	CDN$ 75,000

Purpose:	Purchase and payment of goods and services

Repayment:	On demand in accordance with the CIBC Business Credit Card Agreement (Business Liability)

Documentation:	CIBC Business Credit Card Agreement (Business Liability)

E. Security

The following security is required:

Movable Hypothec-Enterprise:	First ranking movable hypothec for a principal amount of CDN$ 6,000,000:

●	On all your present and future movable property, including all claims, inventory, equipment, incorporeal rights (including intellectual property) and securities.

Movable Hypothec-Enterprise:	First ranking immovable hypothec in the principal amount of CON $6,000,000 over the immovable property situated at 1440 rue Raoul-Charette, Joliette, Quebec, Canada with supporting resolution, plus appropriate confirmation of hypothec of fire and other perils Insurance, with loss payable to CIBC as first payee.

Other Security:	●	An acknowledged hypothec and assignment of adequate fire and other perils Insurance on equipment and inventory of the Borrower that are subject to CIBC’s security, with loss payable to CIBC as first payee.

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F. Financial Covenants

You will maintain and respect the following ratios and other covenants:

Total Liabilities to Effective Equity Ratio:	2.50 to 1.0 or less at all time. This will be monitored on a quarterly basis.

Current Ratio:	1.30 to 1.0 or more at all time. This will be monitored on a quarterly basis.

Minimum Effective Equity:	CDN $4,000,000 or more at all time. This will be monitored on a quarterly basis.

Conditions:	The covenants above are to be calculated as follows:

●	On an unconsolidated basis

Other Covenants:	It is understood that any investment in private or public companies, such as Itasca Capital Ltd./Greenfirst Forest Products Inc and Firefly System Inc, will be deducted in the calculation of the Minimum Effective Equity unless otherwise approved by the bank.

G. Reporting Requirements

The following reporting is required to be provided to us.

(a)	Review Engagement annual financial statements signed by your officer, within 120 days after the end of each fiscal year, on an unconsolidated basis.

(b)	Audited annual financial statements signed by your officer for Ballantyne Strong Inc., within 120 days after the end of each fiscal year, on a consolidated basis.

(c)

Monthly certificate signed by your officer, including an aged Accounts Receivable Listing, an Inventory Declaration, an aged Payable Listing along with a list of any advances or priority payables within 20 day(s) of the end of each month. Accounts Receivables from US entities or subsidiaries related to Ballantyne Strong Inc. shall be identified as such on the Accounts Receivables list.

It is understood that the listing will have aging categories up to 150 days.

(d)	An annual budget for your next fiscal year, including quarterly projected income statement within 120 days after the end of each fiscal year end, on an unconsolidated basis.

(e)	Internally Generated quarterly interim financial statements signed by your officer, within 30 days after the end of each fiscal quarter- end for Strong/MDI Screens Systems Inc, on an unconsolidated basis.

(f)	Confirmation of Insurance in a form satisfactory to us, as required under your Facilities, from the insurance broker of Les Systemès d’Écran Strong/MDI Inc. prior to any advance under a Facility if required, and thereafter, within 120 days after the renewal of each Insurance policy.

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H. Fees

These fees are in addition to fees, costs or expenses described in Schedule A Standard Credit Terms.

Loan Administration Fee:	CDN $125 per month payable in arrears. This fee will be charged for each month the Facility is available, even if you do not use, or maintain a balance in, the Facility.

Annual Fee:	CDN $7,500.

Amendment Fee:	CDN $500 payable on the date you sign such amendment.

I. Other Provisions

Currency and Interest Rate Risk Management	You may, from time to time, enter into derivative transactions with Management: CIBC to manage currency or interest rate risk associated with Credits under this letter agreement. Derivative transactions shall be governed by separate documentation entered into with CIBC which may Include, without limitation, an International Swaps and Derivatives Association (“ISDA”) master agreement. Notwithstanding the agreed-upon terms of the derivative transactions, you agree and acknowledge that the terms of the Credits are independent of the terms of the derivative transactions. CIBC reserves the right to review and amend the terms and conditions of the related loan or Facility, including without limitation amending interest spreads on Prime Rate or US Base Rate at any time and from time to time in accordance with the terms of this Letter. You further agree and acknowledge that security provided under the terms of this Letter that secures all of your present and future Indebtedness and liabilities shall secure your indebtedness owing to each of CIBC and CISC’s affiliates under any Facility-related derivative transactions, in addition to any security required under ISDA or other documentation.

Schedule A:	The attached Schedule A, which contains certain additional provisions applicable to the Facilities other than the Business Credit Card Facility and certain definitions, forms part of this Letter.

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Schedule B:	The attached Schedule B, which contains certain additional provisions applicable to the Business Credit Card Facility and certain definitions, forms part of this Letter.

Repayment:	All amounts under any Facility are repayable immediately on demand by us unless otherwise indicated. We may terminate any Facility in whole or in part at any time.

Replacements:	This Letter supersedes and replaces all prior discussions, letters and agreements (if any) describing the terms and conditions of Facilities contained in this Letter. This Letter does not however operate as a novation of any Facility previously granted. CIBC retains all of its rights in respect of any Security that has been granted to secure your obligations with respect to the Facilities.

English Language:	The parties confirm their express wish that this Letter and all documents related thereto be drawn 14) in English. Les parties confirment leur volonti expresse de voir le present control et tous les documents $y rattachant 6tre r6dtg4s en anglais.

Please Indicate that you have read and accept the foregoing terms and conditions (including the terms and conditions in any Schedule attached to this Letter) by signing the enclosed duplicate copy of this Letter.

If we have not received a duly executed copy of this Letter and you have not fulfilled all the conditions required for us to advance funds under the Facilities indicated in this Letter by June 25, 2021, we may in our sole discretion and without notice to you, cancel all of the Facilities listed in this Letter and we will be under no further obligation to advance any funds to you under this Letter.

We would like to take this opportunity to thank you for choosing CIBC. We look forward to assisting you and your business with any future financial needs you may have.

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Yours truly,

CANADIAN IMPERIAL BANK OF COMMERCE

/s/ Jean-Claude Dupuis
Signature
	Name:	Jean-Claude Dupuis
	Title:	Manager, Commercial Banking

/s/ Denis Lemir
Signature
	Name:	Denis Lemire
	Title:	Senior Manager & Team Leader, Commercial Banking

Accepted this 7 day of June 2021.

Les Systèmes d’Écran Strong/MDI Inc.
Strong/MDI Screen Systems Inc.

/s/ François Barrette
Signature
	Name:	François Barrette
	Title:	General Manager

/s/ Vicky Thérien
Signature
	Name:	Vicky Thérien
	Title:	Controller

Accepted this 7th day of June 2021.
Ballantyne Strong Inc.

/s/ Mark Roberson
Signature
	Name:	Mark Roberson
	Title:	Chief Executive Officer

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